EXHIBIT 10.5

SCHEDULE OF RESTRICTED UNIT AGREEMENTS
dated October 28, 2004

The following have executed Restricted Unit Agreements substantially in the form of the agreement attached as Exhibit 10.4 (the “Exhibit”) to the Valero L.P. Form 10-Q for the quarter ended September 30, 2004.

Curtis V. Anastasio
Steven A. Blank
James R. Bluntzer
Rodney L. Reese
Jerry D. McVicker

The following information sets forth the material details in which the Restricted Unit Agreements described in this Schedule differ from the Exhibit.

Named Executive Officer	Number of Restricted Units
Curtis V. Anastasio	3,850
Steven A. Blank	2,750
James R. Bluntzer	990
Rodney L. Reese	960
Jerry McVicker	875